EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements on Form S-8 and S-3 (No. 333-08601) of American Radio Systems Corporation ("American") and the Registration Statement on Form S-8 (No. 333-25075) of American of our report dated April 3, 1997 relating to the combined financial statements of CBC of Baltimore, Inc. (d/b/a WOCT-FM) and WWMX-FM, Inc. (wholly-owned subsidiaries of Capitol Broadcasting Company, Inc.), which appears in the Current Report on Form 8-K/A (Amendment No. 1) of American dated April 17, 1997.


Price Waterhouse LLP
Raleigh, North Carolina
April 17, 1997